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                                                                      EXHIBIT 32

                                  CERTIFICATION

                                       OF

              CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND
                          PRINCIPAL ACCOUNTING OFFICER

               UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is given by the undersigned Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of Umpqua Holdings Corporation (the "registrant") pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the registrant's annual report on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant

/s/ Raymond P. Davis
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Raymond P. Davis
President and Chief Executive Officer
Umpqua Holdings Corporation

/s/ Daniel A. Sullivan
----------------------------------------
Daniel A. Sullivan
Executive Vice President and
Chief Financial Officer
Umpqua Holdings Corporation

/s/ Ronald L. Farnsworth
----------------------------------------
Ronald L. Farnsworth
Senior Vice President/Finance
Principal Accounting Officer


March 31, 2005